Appendix 1-A

LITMAN GREGORY FUNDS TRUST
_____________________

CODE OF ETHICS
_____________________

(as amended November 1, 2012)

I.              Legal Requirement

Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), requires Litman Gregory Funds Trust (the “Trust”) and its series (each a “Fund” and collectively, the “Funds”) to have a written code of ethics which addresses trading practices by “access persons.”  Access persons are defined to include (1) officers and employees of the Trust, (2) officers, directors and investment personnel of the Trust’s investment advisers, (3) certain personnel of any broker-dealer firm that acts as the distributor for a Fund, and (4) each member of the Trust’s Board of Trustees.  This code of ethics (the “Code”) is intended to promote ethical conduct and to provide guidelines and specific reporting requirements to help ensure the Trust’s compliance with applicable securities laws and regulations.

This Code governs the activities of the Trust’s access persons.  It is important that you understand your reporting obligations under this Code.

This Code does not cover all areas of potential liability.  Access persons are expected to be sensitive to and aware of situations that raise a potential conflict of interest or that may constitute a trading violation. If you have any questions regarding this Code or a compliance issue, please contact the Trust’s Chief Compliance Officer.

II.            General Prohibitions

It shall be unlawful and a violation of this Code for any access person, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Trust: —

(a)	To employ any device, scheme or artifice to defraud the Trust;

(b)
To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(c)	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(d)	To engage in any manipulative practice with respect to the Trust.

(e)	To disclose to any unauthorized individual or entity outside of the Trust or remove from the Trust’s offices proprietary information.

III.           Access Person Reporting Provisions

All access persons (defined below) covered by this Code, except the Trust’s Independent Trustees, are required to file reports at least quarterly of their personal securities transactions (excluding excepted securities) and, if they wish to trade in the same securities as any Fund, must comply with the specific procedures in effect for such transactions.

The Trust uses various investment advisers, including sub-advisers, to advise the Funds. These adviser entities are required to adopt specific trading procedures appropriate to their organization consistent with Rule 17j-1 under the 1940 Act.  Access persons of those entities are specifically excluded from the coverage of this Code. However, those entities are required to provide the Trust with their respective codes of ethics and any material amendments thereto.

The access persons of the Trust’s administrator, U.S. Bancorp Fund Services, and the Trust’s principal underwriter, Quasar Distributors LLC, are required to comply with the reporting and other requirements of their organizations’ respective code of ethics and are excluded from the coverage of this Code.

The reports of access persons will be reviewed and compared against the activities of the Funds and if a pattern emerges that indicates abusive trading or noncompliance with applicable procedures, the matter will be referred to the Board of Trustees; the Board of Trustees will make appropriate inquiries and decides what action, if any, is then necessary.

Independent Trustees who do not have day-to-day contact with the Funds and who do not have specific knowledge of the Funds’ intended investments are not required to file any reports at all, and there is no restriction on their personal securities trading activities.  However, if an Independent Trustee should learn that one of the Funds is about to take a particular position, and he or she wishes to make a similar or related trade, the Trustee should obtain prior approval of the trade.

Persons covered by this Code are advised to seek advice before engaging in any transactions involving securities under consideration for purchase or sale by a Fund of the Trust or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

IV.           Implementation

The Trust’s Chief Compliance Officer (currently John Coughlan) is responsible for maintaining an updated list of access persons.  The Chief Compliance Officer may designate an alternate who is authorized to administer this Code when he is unavailable.

The Chief Compliance Officer shall circulate a copy of this Code to each access person, together with an acknowledgment of receipt, which shall be signed and returned to the Chief Compliance Officer.

The Chief Compliance Officer is charged with responsibility for insuring that the reporting requirements of this Code are adhered to by all access persons.  The Chief Compliance Officer shall be responsible for ensuring that the review requirements of this Code are performed in a prompt manner.

V.            Definitions

(a) “Access person” means: (i) any trustee, officer or advisory person (as defined below) of a Fund or the Trust; (ii) any director, officer, general partner or advisory person (as described below) of an investment adviser to a Fund; and (iii) any director, officer or general partner of a broker-dealer acting as distributor or principal underwriter of a Fund who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchases and sales of securities for such Fund or whose ordinary business functions and duties relate to the making of recommendations to such Fund regarding the purchase and sale of securities.

Exceptions: (i) any investment adviser unaffiliated with Litman Gregory Fund Advisors, LLC (“LGFA”) and/or the Trust (except by reason of being a sub-advisor) and all employees of such unaffiliated adviser, provided that such sub-advisor represents to LGFA that it has and enforces a code of ethics that meets the requirements of Rule 17j-1 under the 1940 Act, and (ii) any employee of the Trust’s administrator or principal ;underwriter, including such employees who may act as officers of the Trust.

(b) “Advisory person” means with respect to (A) the Trust, (B) an investment adviser to a Fund or (C) any company in a control relationship to the Trust or the investment adviser, (i) any employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or an investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security.

Exceptions: (i) any investment adviser unaffiliated with LGFA and/or the Trust (except by reason of being a sub-advisor) and all employees of such unaffiliated advisor, provided that such sub-advisor represents to LGFA that it has and enforces a code of ethics that meets the requirements of Rule 17j-1 under the 1940 Act, and (ii) any employee of an administration company providing administration services to the Trust or the Fund including such employees who may act as officers of the Trust.

(c) A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated, and, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

(d) “Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, with the exception that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

(e) “Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

(f) “Excepted securities” include shares of registered open-end investment companies (other than shares of the Litman Gregory Masters Funds), securities issued by the government of the United States (including government agencies), banker acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and other money market instruments.

(g) An “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

(h) “Investment Personnel” means with respect to (A) the Trust, (B) an investment adviser to a Fund or (C) any company in a control relationship to the Trust or the investment adviser:

(i) Any employee, who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund.

(ii) Any natural person who controls the Trust or investment adviser to a Fund and who obtains information concerning recommendations made to that Fund regarding the purchase or sale of securities by that Fund.

(i) “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

(j) “Purchase or sale of a security” includes the writing of an option to purchase or sell a security.

(k) “Reportable Securities” are those securities for which quarterly transactions reports must be filed.  Reportable Securities are all securities included in the definition of “Security” in the Advisers Act and the 1940 Act (with the exceptions below) and include any (a) equity or debt instrument traded on an exchange (including foreign securities exchanges), through NASDAQ or through the “pink sheets,” over-the-counter or any public market, (b) options to purchase or sell such equity or debt instrument, (c) warrants and rights with respect to such securities, (d) municipal bonds, (e) index stock or bond group options that include such equity or debt instrument, (f) futures contracts on stock or bond groups that include such equity or debt instrument, (g) any option on such futures contracts, (h) limited offerings or private offerings and (i) shares of mutual funds managed by the Company (i.e., the Litman Gregory Masters Funds); provided that Reportable Securities shall not include securities issued by the Government of the United States, banker acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and shares of open-end mutual funds (other than the Litman Gregory Masters Funds).  For the avoidance of doubt, exchange-traded funds and closed-end registered investment companies are reportable securities.

(l) “Restricted List Securities” are those securities included on a list (the “Restricted List” posted by the Litman Gregory Asset Management, LLC and LGFA Chief Compliance Officers on a Company intranet web page accessible to all Employees.

(m) “Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include excepted securities (as defined below).

VI.           Prohibited Trading Practices

No access person shall purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership in the security:

 (a) if such security to his or her actual knowledge at the time of such purchase or sale:

(i) is being considered for purchase or sale by a Fund;

(ii) is in the process of being purchased or sold by a Fund (except that an access person may participate in a bunched transaction with the Fund if the price terms are the same); or

 (b) if such action by such access person would defraud a Fund, operate as a fraud or deceit upon a Fund, or constitute a manipulative practice with respect to such Fund.  In each case, the relevant Fund shall be limited to the Fund(s) to which such access person has a direct relationship.

To ensure that security purchases and sales by access persons do not constitute a fraudulent, deceptive or manipulative practice with respect to the various Funds, each investment adviser and principal underwriter to a Fund shall adopt a policy preventing Fund access persons from trading ahead of the Fund or otherwise trading in securities being considered for purchase or sale by a Fund for an appropriate period of time.

Access persons (other than the Independent Trustees) covered by this Code shall pre-clear all Reportable Securities and Restricted List Securities with the Chief Compliance Officer.  The purchase and sale of shares in the Litman Gregory Masters Funds are exempt from the pre-clearance requirement of this paragraph VI, however such exemption does not absolve Fund Access Persons from reporting trades in the Litman Gregory Masters Funds pursuant to paragraph IX herein.

VII.          Exempted Transactions/Securities

The prohibitions of Section VI and the reporting requirements of Section IX of this Code shall not apply to:

(a)	Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

(b)	Purchases or sales which are non-volitional on the part of either the access person or the Trust (e.g., receipt of de minimis gifts, a sale in connection with a court order).

(c)	Purchases which are part of an automatic dividend reinvestment plan.

(d)	Purchases and sales of securities which are not included in the definition of “Security” in Section V above or are “excepted securities” as defined in Section V.

(e)         Trading in mutual funds, including the Litman Gregory Masters Funds.

VIII.         Pre-approval of Investments in IPOs and Limited Offerings

Access persons must obtain approval from the Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities issued in an Initial Public Offering or in a Limited Offering.

IX.           Reporting

Independent Trustees and individuals who already report their investment transactions under the rules applicable to registered investment advisers may be excepted from the reporting requirement (see Section X below).  Subject to the exceptions set forth below, every access person shall report to the Chief Compliance Officer or compliance delegate the information described below with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security.

Every report shall be made not later than thirty (30) days after the end of each calendar quarter and shall contain the following information:

(1)	The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

(2)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(3)	The price at which the transaction was effected; and

(4)	The name of the broker, dealer, or bank with or through whom the transaction was effected.

For periods in which no reportable transactions were effected, the report shall contain a representation that no transactions subject to the reporting requirements were effected during the relevant time period.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

X.            Exceptions to Reporting Requirements

An Independent Trustee, i.e., a Trustee of the Trust who is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Trust, is not required to file a report on a transaction in a security provided such Trustee neither knew nor, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security is or was purchased or sold by the Trust or is or was being considered for purchase by an investment adviser of the Trust.

Where an Independent Trustee is exempt from the reporting requirements of this Code pursuant to this Section X, such Trustee may nevertheless voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved securities that were being purchased or sold or considered for purchase by any Fund during the 15-day period preceding or after the date(s) of any transaction(s) by such Trustee. The failure to file such a report, however, shall not be considered a violation of this Code.

Access persons also need not make a report with respect to exempted transactions/ securities as described in Section VII of this Code.

Access persons need not make a report where the report would duplicate information recorded pursuant to the applicable rules under the Investment Advisers Act of 1940, as amended.

XI.           Review

The Chief Compliance Officer shall compare all reports of personal securities transactions with completed and contemplated portfolio transactions of each Fund to determine whether a possible violation of the Code may have occurred.  The Chief Compliance Officer may delegate this function to one or more persons employed by an investment adviser or principal underwriter with respect to the reports filed by access persons in such organization, and shall receive and be entitled to rely on a summary report from such compliance delegate.

Before making any determination that a violation has been committed by any person, the Chief Compliance Officer shall give such person an opportunity to supply additional explanatory material.  If a securities transaction of the Chief Compliance Officer is under consideration, an alternate shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

If the Chief Compliance Officer determines that a violation of the Code has or may have occurred, he shall, following consultation with the Trust’s legal counsel, submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the President of the Trust or, if the President shall be the Chief Compliance Officer, the Treasurer, who shall make an independent determination of whether a violation has occurred.

The Chief Compliance Officer shall be responsible for maintaining a current list of all access persons (including all Trustees) and for identifying all reporting access persons on such list, and shall take steps to ensure that all reporting access persons have submitted reports in a timely manner.  The Chief Compliance Officer may delegate the compilation of this information to appropriate persons employed by an investment adviser or principal underwriter and shall be entitled to rely on the information received from such delegates.  Failure to submit timely reports will be communicated to the Board of Trustees.

XII.          Confidential Information

A.	Confidential Information Defined

Access persons may receive material, nonpublic information (i.e., “inside information”), or other sensitive or confidential information from or about the Trust’s shareholders or its management.  Such confidential information may include, among other things:

•	Names and addresses of shareholders.

•	Financial or other information about the shareholder, such as the number of shares held by a shareholder.

•	The names of the securities being purchased or sold, or being considered for purchase or sale, for a Fund.

•
Any Trust information privately given to an access person that, if publicly known, would be likely to (i) affect the price of any security in a Fund’s portfolio or the shares of a Fund or (ii) embarrass or harm the Trust.

Given the breadth of the above, all information that an access person obtains through the Trust should be considered confidential information unless it is specifically known to be available to the public.

B.	Policy Statement Regarding Use and Treatment of Confidential Information.

All confidential information, whatever the source, may be used only in the discharge of the access person’s duties with the Trust.  Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account.  No access person may use any confidential information in any manner that adversely affects the Trust.  All confidential information is to be treated as the secret, proprietary and confidential data of the Trust.

C.	Procedures Regarding Use and Treatment of Confidential Information.

The Trust encourages each of its access persons to be aware of, and sensitive to, such access person’s treatment of confidential information.  The Trust has also adopted a Privacy Policy which also sets forth policies and procedures regarding maintaining the privacy of the nonpublic personal information of its shareholders.  Each access person must take the following precautions:

•	Access persons must not discuss confidential information unless necessary as part of his or her duties and responsibilities with the Trust.

•
Particular care should be exercised if confidential information must be discussed in public places, such as restaurants, elevators, taxicabs, trains or airplanes, where such information may be overheard.

•	Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an access person of the Trust.

•	Access persons must return all confidential information upon their separation from the Trust.

XIII.         Proprietary Information

A.	Proprietary Information Defined.

Proprietary information shall mean any Company information which is in written, graphic, machine-readable or other tangible form.  Proprietary Information also includes non-tangible oral or visual information. Given the breadth of this definition, all information that an Employee obtains through the Company should be considered proprietary information unless it is specifically known to be available to the public.

See the Litman Gregory Employee Handbook, Non-Disclosure section for a complete definition of proprietary information.

B.	Policy Statement Regarding Use and Treatment of Proprietary Information.

The Employee recognizes that the confidentiality of proprietary information is a matter of great concern to the Company. The Employee agrees that he or she will not disclose to any individual or entity outside the Company any proprietary information of the Company, except to individuals who have a specific “need to know” due to their contractual or other business relationship to the Company, and that he or she will not use such proprietary information other than for the benefit of the Company.

C.	Procedures Regarding Use and Treatment of Proprietary Information.

The Company encourages each of its Employees to be aware of, and sensitive to, such Employee’s treatment of proprietary information.  The Employee understands and agrees that all files, records, papers, memoranda, letters, handbooks and manuals, facsimile or other communications which he or she obtains that were written, authorized, signed, received or transmitted during his or her employment are and remain the property of the Company and, as such, are not to be removed from the Company’s offices except for the purpose of business activity on behalf of the Company. Upon termination of employment, Employee will promptly deliver to the Company any such materials that may then be in his or her possession.

Employees who improperly use or disclose trade secrets or confidential or proprietary information will be subject to disciplinary action, up to and including termination of employment and legal action, even if they do not actually benefit from the disclosed information.

XIV.        Restrictions on Gifts and Entertainment.

A.  General Policy Statement.

A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the Company and its clients.  The overriding principle is that employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm.  Similarly, employees should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.

B.  De Minimis Gifts and Entertainment.

From time to time employees may receive or accept gifts from third parties.  Employees may accept de minimis gifts but shall not give nor accept any gift received that has a total value in excess of $100.00 from any broker/dealer, money manager, or others who transact business with the Company, unless approved by the Chief Compliance Officer.  Any such gifts or benefits should be reported to the Chief Compliance Officer.  Gifts of cash may never be accepted or disbursed by an employee.  In addition, employees may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the employee(s) are present.

XV.          Sanctions

If a material violation of this Code occurs or a preliminary determination is made that a violation may have occurred, a report of the alleged violation shall be made to a senior officer of the Trust and, if appropriate, the Board of Trustees.  The Trust’s senior officer or the Board of Trustees may impose such sanctions as it deems appropriate, including:

•
The applicable Employee meeting with the Chief Compliance Officer and the Managing Partner in charge of the Employee’s business unit to review this Code and discuss the nature and extent of the violation;

•	The violation will be recorded in the Company’s compliance books and records;

•	A letter will be inserted into the personnel file of the applicable Employee;

•	The applicable Employee may be required to attend and provide evidence of satisfactory completion of compliance training courses;

•	The applicable Employee may be required to immediately sell any security purchased in violation of Section IX above;

•
The applicable Employee may be subject to disgorgement of any profits earned on the purchase or sale of any security in violation of Section IX above, or the personal absorption of any loss on the sale of such security;

•	The applicable Employee may be suspended without pay for a period of time to be determined by the committee; and/or

•	The offending employee’s employment at the Company may be terminated

Exhibit A

LITMAN GREGORY FUNDS TRUST
______________________

CODE OF ETHICS
______________________

(as amended November 1, 2012)

Acknowledgment

I have read, and I fully understand and hereby agree to abide by this Code of Ethics.

Signature

Print Name

Date

Exhibit B

LITMAN GREGORY FUNDS TRUST
______________________________________

SUPPLEMENTAL ANTIFRAUD CODE OF ETHICS FOR
PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS
______________________________________

(as amended November 1, 2012)

The Board of Trustees (the “Board”) of Litman Gregory Funds Trust (the “Trust”) has adopted this Supplemental Antifraud Code of Ethics (the “Code”) for the Trust’s Principal Officers and Senior Financial Officers (the “Officers”) to guide and remind the Officers of their responsibilities to the Trust, other Officers, shareholders of the series of the Trust (the “Funds”), and governmental authorities. Officers are expected to act in accordance with the guidance and standards set forth in this Code.

For the purposes of this Code, the Trust’s Principal Officers and Senior Financial Officers shall include: the Principal Executive Officer; the Principal Financial Officer; the Principal Accounting Officer; the Controller; and any persons performing similar functions on behalf of the Trust, regardless of whether such persons are employed by the Trust or a third party.

This Code is intended to serve as the code of ethics described in Section 406 of The Sarbanes-Oxley Act of 2002 and Form N-CSR. To the extent that an Officer is subject to the Trust’s code of ethics adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the “Rule 17j-1 Code”), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, the Trust’s Agreement and Declaration of Trust and Bylaws, as amended, and all other governance and disclosure policies and documents adopted by the Board.  All Officers must become familiar and fully comply with this Code.  Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.

The purpose of this Code is to set standards for the Officers that are reasonably designed to deter wrongdoing and are necessary to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in any other public communications by the Trust;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

•	accountability for adherence to the Code.

1.	Honest and Ethical Conduct

a.	Honesty, Diligence and Professional Responsibility

Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Officers must perform their duties and responsibilities for the Trust:

•	with honesty, diligence, and a commitment to professional and ethical responsibility;

•	carefully, thoroughly and in a timely manner; and

•	in conformity with applicable professional and technical standards.

Officers who are certified public accountants are expected carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

b.	Objectivity / Avoidance of Undisclosed Conflicts of Interest

Officers are expected to maintain objectivity and avoid undisclosed conflicts of interest.  In the performance of their duties and responsibilities for the Trust, Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others.  Officers must avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties.  Further, Officers should avoid participation in any activity or relationship that could create the appearance of a conflict of interest.

A conflict of interest would generally arise if an Officer directly or indirectly participated in any investment, interest, association, activity or relationship that may impair or appear to impair the Officer’s objectivity.

Any Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest should consider reporting such situation or activity using the reporting procedures set forth in Section 4 of this Code

The Audit Committee of the Board of Trustees of the Trust (the “Audit Committee”) will not be responsible for monitoring or enforcing this conflict of interest policy, but rather each Officer is responsible for self-compliance with this conflict of interest policy.

c.	Preparation of Financial Statements

Officers must not knowingly make any misrepresentations regarding a Fund’s financial statements or any facts in the preparation of a Fund’s financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Fund’s financial statements. This section is intended to prohibit:

•	making, or permitting or directing another to make, materially false or misleading entries in a Fund’s financial statements or records;

•	failing to correct a Fund’s financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

•	signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

Officers must be scrupulous in their application of generally accepted accounting principles.  No Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Trust are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information.  If an Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

If an Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

•
The Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact.  If, after appropriate research or consultation, the Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Officer need do nothing further.

•
If the Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor’s determination, the Officer should follow the reporting procedures set forth in Section 4 of this Code.

d.	Obligations to the Independent Auditor of a Fund

In dealing with a Fund’s independent auditor, Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Fund’s independent auditor.

Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead a Fund’s independent auditor in the performance of an audit of the Fund’s financial statements for the purpose of rendering such financial statements materially misleading.

2.	Full, Fair, Accurate, Timely and Understandable Disclosure

It is the Trust’s policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust. The Trust has designed and implemented Disclosure Controls and Procedures to carry out this policy.

Officers are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust.

Officers must review the Trust’s Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the public reporting obligations of the Trust. Officers are responsible for monitoring the integrity and effectiveness of the Trust’s Disclosure Controls and Procedures.

3.	Compliance with Applicable Laws, Rules and Regulations

Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Trust’s business. If an Officer is in doubt about the legality or propriety of an action, business practice or policy, the Officer should seek advice from the Officer’s supervisor or the Trust’s legal counsel.

In the performance of their work, Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Trust.  Officers are expected to promote the Trust’s compliance with applicable laws, rules and regulations. To promote such compliance, Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Trust about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Trust generally.

4.	Reporting of Illegal or Unethical Behavior

Officers should promptly report any conduct or actions by an Officer that do not comply with the law or with this Code. Officers and the Trust shall adhere to the following reporting procedures:

•
Any Officer who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Principal Executive Officer of the Trust (or to an Officer who is the functional equivalent of this position) or to the Trust’s legal counsel. The person receiving the report shall consider the matter and respond to the Officer within a reasonable amount of time.

•
If the Officer is not satisfied with the response of the Principal Executive Officer or counsel, the Officer must report the matter to the Chairman of the Audit Committee. If the Chairman is unavailable, the Officer may report the matter to any other member of the Audit Committee. The person receiving the report shall consider the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Officer within a reasonable amount of time.

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If, after receiving a response, the Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Fund’s independent auditor. In this matter, the Officer may wish to consult with his or her own legal counsel.

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The Audit Committee and the Trust will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Officer is responsible for self-compliance with this reporting of violations policy.

•	To the extent possible and as allowed by law, reports will be treated as confidential.

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If the Audit Committee determines that an Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Trust may take disciplinary action against any such Officer to the extent the Audit Committee deems appropriate.  No Officer will be disciplined for reporting a concern in good faith.

•	The Trust and the Audit Committee may report violations of the law to the appropriate authorities.

5.	Accountability and Applicability

All Officers will be held accountable for adherence to this Code. On an annual basis, within 30 days of the beginning of each calendar year, each Officer shall certify in writing his or her receipt, familiarity and commitment to compliance with this Code, by signing the Acknowledgment Form (Exhibit C to this Code).

This Code is applicable to all Officers, regardless of whether such persons are employed by the Trust or a third party. If an Officer is aware of a person who may be considered an Officer as defined by this Code (“Potential Officer”), the Officer should inform legal counsel to the Trust of such Potential Officer so that a determination can be made regarding whether such Potential Officer has completed or should complete an Acknowledgment Form. However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

6.	Disclosure of this Code

This Code shall be disclosed by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

•	by filing a copy of the Code with the SEC;

•	by posting the text of the Code on the Trust’s website; or

•	by providing, without charge, a copy of the Code to any person upon request.

7.	Waivers

Any waiver of this Code, including an implicit waiver, that has been granted to an Officer, may be made only by the Board or a committee of the Board to which such responsibility has been delegated, and must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code).

8.	Amendments

This Code may be amended by the affirmative vote of a majority of the Board. Any amendment of this Code, must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Officers.

Pending approval by the Board of Trustees.

Exhibit C

LITMAN GREGORY FUNDS TRUST
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CERTIFICATION AND ACKNOWLEDGMENT OF RECEIPT OF SUPPLEMENTAL ANTIFRAUD CODE OF ETHICS FOR PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS
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(as amended November 1, 2012)

Employee Certification/Acknowledgement

I acknowledge and certify that I have received a copy of the Litman Gregory Funds Trust’s Supplemental Antifraud Code of Ethics for Principal Officers and Senior Financial Officers (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

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